EXHIBIT 10.36

                        1997 ADDENDUM TO LEASE AGREEMENT
                   WITH PACIFIC COAST TECHNOLOGIES, INC. 1993

     This addendum ("Addendum") is entered into this date between the PORT OF CHELAN COUNTY, a Washington municipal corporation, hereafter referred to as "Landlord" and PACIFIC COAST TECHNOLOGIES, INC., a Washington corporation, hereafter referred to as "Tenant," (collectively the "Parties").

                                    RECITALS

     A. On or about February 1, 1993, the Parties entered into a "Lease Agreement Pacific Coast Technologies, Inc. 1993" (the "1993 Lease"); on or about April 22, 1993, the Parties entered into an "Addendum to Lease Agreement with Pacific Coast Technologies, Inc. 1993" (the "1993 Addendum"); on or about May 11, 1995, the Parties entered into an "Amendment to "Lease Agreement with Pacific Coast Technologies, Inc., 1993" (1994 Amendment)" (the "1994 Amendment"); and on September 19, 1995, the Parties entered into an "Addendum to Lease Agreement with Pacific Coast Technologies, Inc., 1993, 1995 Addendum" (the "1995 Addendum") (all of which documents are collectively referred to as the "Lease").

     B. The Lease set forth certain real property which was the subject of the Lease, together with Facilities (as Facilities is defined in the Lease) and the Addition (as Addition is defined in the Lease) which as of the date of this Agreement has been constructed on the real property described in the Lease. For purposes of this Addendum and the Lease reference to "Facilities" includes the Addition.

     C. Tenant has been and now is in possession of the Leased Premises (as defined in the Lease) which includes the Facilities on the real property.

     D. The Parties wish to execute an addendum to the Lease to extend the term of the Lease, to increase the amount of real property and improvements which are subject to the Lease and to allow Tenant to build improvements on the real property which is leased to Tenant under the Lease and this Addendum, which improvements will be attached to the existing Facilities and owned by Tenant.

                                    AGREEMENT

     1. Additional Premises.

          1.1 Landlord hereby leases to Tenant and Tenant leases from Landlord, upon the terms and conditions set out in this Addendum and in the Lease, except as otherwise provided in this Addendum, the real property described on Exhibit "A," and the


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     improvements thereon not owned by Tenant, which exhibit is incorporated herein by this reference as if set forth herein. The legal description for all of the real property leased to Tenant pursuant to the Lease and this Addendum is described on Exhibit "B" to this Addendum.

          1.2 The real property described on Exhibit A includes a house and improvements associated with the house (the "House"). The House shall be considered as part of the Facilities, and the provisions of the Lease relative to the Facilities and all improvements on the Leased Premises apply to the House, except as the context clearly requires otherwise. Landlord hereby consents to the use of the House as a residence and to the Tenant subletting the House to an employee or agent of Tenant or of a company or business related to Tenant, provided that Tenant shall provide written notice to Landlord of the name and telephone number of the Tenant and shall provide Landlord a copy of any lease agreement between Tenant and the subtenant within 15 days of the subtenant having the right to occupy the House.

          1.3 The real property described on attached Exhibit "B," together with the Facilities already existing on that real property, and together with the new building and improvements to be constructed by Tenant on the Leased Premises (which new building and other improvements are referred to as the "Tenant's New Facility" or "Tenant's New Facilities") are collectively referred to in the Lease and this Addendum as the "Property," "Leased Premises," or "Premises," except as otherwise provided or limited in this Addendum.

     2. Cross-Incorporation by Reference. All of the provisions of the Lease are incorporated within this Addendum as if fully set forth in this Addendum, except to the extent modified or altered by this Addendum; and all of the terms and provisions of this Addendum are incorporated within the Lease, subject to the provisions of the Lease being modified or altered by this Addendum. (By way of example and not by way of limitation the provisions of the Lease relative to such things as the term of the Lease, the option to renew, indemnities, insurance, assignment and subletting are intended to apply to all the real property described on Exhibit "A" together with all improvements, including Tenant's New Facility and the Facilities on such real property, except as otherwise provided in this Addendum). The following provisions of the Lease shall not apply to Tenant's New Facility: Paragraphs 5, 6, 7, 8, 11, 13, 15.2, 15.3, 15.4, and 32 of the 1993 Lease; the entirety of the 1993 Addendum; and the entirety of the 1995 Addendum. References in this Addendum to "Lease" and "Addendum" are intended to apply to both the Lease and the Addendum, unless the context clearly requires the reference to apply only to one of such agreements.

     3. Term. The Term of the Lease is hereby amended so that the term of the Lease is for a period ending December 31, 2007.

     4. Option to Renew. Section 3 of Lease, as previously amended, is hereby further amended to read as follows:


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          4.1 Tenant shall have the option to renew this Lease for one additional ten-year term and following the expiration of that ten-year term shall have the option to further renew this Lease for an additional five-year term, each term to commence immediately upon the expiration of the preceding term. In each case the option to renew shall be exercised in writing and delivered to Landlord not less than 180 days prior to the expiration of the then current Lease term. Each renewal term shall be on the same terms and conditions applicable to the original lease term, except for the rent, which, during the first renewal term of ten years shall be adjusted as provided for in Paragraph 4.6 of the Lease, as amended hereby, and during the second renewal term of five years shall be adjusted as provided below in this Addendum.

     5. Rent.

          5.1 During the term of the Lease the Tenant shall pay monthly rent for the real property described on Exhibit "A" and improvements thereon, in an initial amount equal to seven percent (7%) of the fair market value of that real property divided by twelve (12), plus Nine Hundred Fifty-Three Dollars ($953.00) (being the amount of rent currently being received by Landlord for the home located on that real property) per month ("Additional Base Rent"), plus leasehold tax. This Additional Base Rent is in addition to the rental amount payable by Tenant for the month of May, 1997, pursuant to the Lease prior to the execution of this Addendum (the "Initial Base Rent"). The collective amount of the Initial Base Rent plus the Additional Base Rent becomes the Base Rent, upon execution of this Addendum.

               5.1.1 The Parties shall meet to attempt to agree upon the fair market value of the real property described on Exhibit "A." If no agreement is reached within 60 days from the date of this Agreement, the fair market value of that property shall be determined pursuant to the procedure established in Paragraph 5.4.1 below for valuing the Tenant's New Facility.

               5.1.2 In the event Tenant desires to remove the home located on the real property described on Exhibit "A" Tenant shall provide a written request to Landlord asking Landlord's approval for the removal, which notice shall state the business purpose of the Tenant for the removal. Landlord shall have a period of 30 days following receipt of the written request to evaluate Tenant's request and to approve or deny the request. In the event Tenant's request for the removal of the home is related to the Tenant's projected use of the Leased Premises in a manner reasonably calculated to have a meaningful increase (as reasonably determined by Landlord) in the number of employees at the Leased Premises, Landlord shall not unreasonably withhold the approval. In the event the removal is not tied to a projected use which is reasonably projected to generate meaningful additional employment at the Leased Premises, or to otherwise meet economic development goals that may be consistent with the Port's goals at that time, the


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          Port may either deny the request to remove the home, or approve removal of the home on the condition that there shall be no reduction or abatement of Base Rent following removal of the home. In the event the Port grants approval for removal of the home, and there is a meaningful increase in the number of employees of the Tenant at the Leased Premises, the rental amount shall be reduced by the amount of the rent attributable to the home, as that rent may have been increased from time to time consistent with the provisions of the Lease, effective on the date agreed upon between the Parties, or in absence of agreement, effective at the time objective evidence of the meaningful increase of employment at the Leased Premises is presented.

          5.2 The Initial Base Rent shall be adjusted beginning in September of 1999 and again on September 1 on each year thereafter as provided in Paragraph 4.6 of the Lease, through the last year of the final renewal term.

          5.3 The Additional Base Rent shall be adjusted at the same time and in the same manner as the Initial Base Rent is adjusted except that the denominator of the fraction used in adjusting the Additional Base Rent shall be the semi-annual CPI-U for the period ending June of 1997 for Seattle.

          5.4 If Tenant exercises the option for the second renewal term of five years, the rent for the first year of the second renewal term shall be determined as follows:

               5.4.1 Landlord shall cause the Leased Premises, excluding the Tenant's New Facility, to be valued by an appraiser familiar with and experienced in valuing real property and improvements in North Central Washington similar to the Leased Premises. The appraisal shall be complete within sixty (60) days after Tenant has provided written notice of Landlord of its intent to exercise the option for the second renewal term. Landlord shall provide Tenant with a copy of the appraisal setting forth the value assigned by the appraiser to the Leased Premises. Tenant shall have a period of ten (10) days after receipt of the appraisal to notify Landlord, in writing, if Tenant objects to the value assigned to the Leased Premises by the appraiser. If the Tenant objects to the value, the Tenant may have the Leased Premises valued by an appraiser selected by the Tenant, which appraiser shall be familiar with and experienced in valuing real property and improvements in North Central Washington similar to the Leased Premises. Tenant shall, within sixty (60) days after notifying Landlord it objects to the appraised value, provide a copy of the appraisal by Tenant's appraiser to Landlord, setting forth the value of the Leased Premises. Landlord shall have a period of ten (10) days after receipt of the appraisal from the Tenant's appraiser to notify Tenant if it objects to the value set by Tenant's appraisal. If Landlord objects, the appraiser selected by Landlord and the appraiser selected by Tenant shall confer to determine if they can agree on a fair market value of the Leased Premises and if they cannot agree, the two shall select a third appraiser who shall


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          determine the value, which determination shall be binding upon the
          Landlord and the Tenant. Landlord and Tenant shall each pay one-half of the cost of all appraisals.

               5.4.2 Once the value of the Leased Premises has been determined, the rent for the first year of the second renewal term shall be an amount equal to seven percent (7%) of the appraised value of the Leased Premises (for example, if the fair market value of the Leased Premises is $3,000,000, the annual rent for the first year of the second renewal term shall be $210,000).

               5.4.3 The Base Rent for the first year of the second renewal term, as determined in this Paragraph 5.4, shall be adjusted September of each year of the second renewal term beginning with September 1, 2018, in the same manner as the Base Rent is adjusted in the Lease except that the denominator of the fraction used for adjusting the Base Rent during the second renewal term shall be the semi-annual CPI-U for the period ending June of 2017 for Seattle.

     6. Construction of Additional Improvements.

          6.1 Tenant shall have the right to construct a building which shall connect to the exiting Facility and shall make other improvements on the Leased Premises, consistent with plans and specifications approved by Landlord (the "plans and specifications"). Such building and improvements to be constructed by the Tenant are collectively referred to as the "Tenant's New Facility" or "Tenant's New Facilities." Prior to commencement of construction of Tenant's New Facility, the Landlord shall review and, when acceptable, approve all plans and specifications for the Tenant's New Facility and the use of the Property, including review of landscaping and parking plans, and review for consistency with the Protective Covenants applicable to the Landlord's property in the Olds Station area of Chelan County. Landlord shall not unreasonably withhold its approval.

          6.2 It is understood that the plans and specifications will call for the Facilities to be structurally and aesthetically altered. The Landlord agrees to not unreasonably withhold consent to such alteration. Tenant understands and agrees that the cost and responsibility for any such alteration shall be Tenant's.

          6.3 Tenant shall use its good faith efforts to have all work provided and called for by the plans and specifications done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, regulations or requirements of governmental authority, Landlord's protective covenants, and the reasonable requirements of the insurers of the Tenant's New Facility.

          6.4 Tenant shall indemnify Landlord from and against any and all claims, demands, causes of action, suits, judgments, or liabilities (including attorneys' fees,


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     costs, and expenses (including attorneys' fees in enforcing this indemnity)) for any matter, including death or injuries to persons or loss or damage to property, arising out of or in connection with the construction of Tenant's New Facility, except as caused by Landlord's negligence, willful misconduct, or breach of the terms of this Lease. This indemnification does not limit Tenant's indemnification under Paragraph 16 of the Lease, and includes, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, invitees, or licensees.

          6.5 Tenant shall provide plans and specifications to Landlord within ninety (90) days from the date of this Addendum and shall commence construction of the Tenant's New Facilities within sixty (60) days after Landlord has approved the plans and specifications. Tenant shall proceed to completion of the construction in a reasonable and diligent manner.

          6.6 Additional or altered improvements to the Leased Premises may be added at Tenant's expense, upon prior written approval by the Landlord of plans and specifications for the new improvements. Such improvements shall be considered as part of the Tenant's New Facility and shall be constructed and kept as such, consistent with this Lease.

               6.6.1 All approved alterations or improvements shall be at the Tenant's sole cost and expense; and Tenant shall use a licensed and bonded contractor for them. Tenant agrees that any alterations or improvements made shall not abate the rent. In the performance of such work Tenant agrees to comply with all laws and ordinances and to hold Landlord harmless from any damage, loss or expense caused by work performed by the Tenant.

               6.6.2 Except as provided in Paragraph 7.1 below, Tenant shall keep the Leased Premises free from any liens and shall indemnify and hold Landlord harmless and defend it from any liens or encumbrances, damage loss or expense arising out of any work performed or materials furnished by or at the direction of the Tenant, or otherwise, or the Tenant's new facilities and to the Leased Premises.

          6.7 Tenant is solely responsible for all aspects of the proposed Tenant's New Facility and is not relying on representations or warranties from Landlord regarding the proposed Tenant's New Facility.


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     7. Ownership.

          7.1 Tenant shall own and have all right, title, and interest in and to the Tenant's New Facility, including, without limitation, the right to encumber the Tenant's New Facility, to make repairs and do remodeling, the right to sell the Tenant's New Facility, subject to all the provisions of the Lease, and subject to Landlord's right to approve an assignee or a subtenant, and shall have all other rights incident to ownership, except as otherwise limited by this Addendum.

          7.2 Except as specifically provided in this Addendum, the Landlord has no right to the Tenant's New Facility and has no responsibility or liability for any cost associated with the Tenant's New Facility or for any changes to the existing Facilities resulting from the construction or use of the Tenant's New Facilities.

          7.3 The Tenant shall indemnify and hold Landlord harmless from costs and expenses associated with the Tenant's New Facility and any costs and expenses to the existing Facility incurred during the Lease term or caused by Tenant's demolition as a result of the construction or use of the Tenant's New Facility.

          7.4 Notwithstanding the foregoing, the Landlord's responsibilities under the Lease for the Leased Premises, excluding the Tenant's New Facility, including the Landlord's obligation for repair and maintenance, as set out in Paragraphs 13 and 14 of the Lease, for portions of the existing Facilities not affected by the Tenant's New Facility are not altered or diminished, except as specifically set forth in this Addendum.

          7.5 Unless otherwise agreed, Tenant is responsible for and shall, at its own expense, make all necessary repairs and replacements to the Tenant's New Facility. Tenant shall repair and maintain the aesthetic appearance of the exterior and the structural integrity of the Tenant's New Facility consistent with the Tenant's responsibility for the repair and maintenance of the remainder of the Leased Premises, except that all expenses related to maintenance, repair and condition of the Tenant's New Facility, including that related to the exterior and the roof, shall be the responsibility of the Tenant.

     8. Possession. Possession of the real property described as Parcel 1 on attached Exhibit "A" shall be delivered to Tenant upon execution of this Addendum by the Tenant and the Landlord.

     9. Purchase by Landlord. Tenant shall not sell or convey the Tenant's New Facility, or the Tenant's leasehold interest in the Leased Premises, or any part thereof without first offering such property to Landlord, and Tenant hereby grants to Landlord the option and right to purchase the Tenant's New Facility and the leasehold interest of Tenant in the Leased Property as set forth below:


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          9.1 At any time during the Lease Term or any renewal thereof, Tenant may provide written notice to Landlord of Tenant's offer to sell to Landlord the Tenant's New Facility, and if Tenant elects, Tenant's leasehold interest in the Leased Premises, or any portion of either ("Offered Property"). If Landlord desires to pursue the purchase of the Offered Property, Landlord and Tenant shall meet and negotiate in an effort to agree on price and terms for the sale of the Offered Property. If the Parties cannot reach agreement on the price and terms within forty-five
     (45) days from the date Landlord receives Tenant's written offer, Landlord may, within ten (10) days after the expiration of the forty-five (45) days, set forth in a notice in writing to the Tenant the price and terms that Landlord is willing to pay for the Offered Property. If the Parties have not reached agreement for the sale of the Offered Property within the forty-five (45) days, Tenant may for a period of 180 days after the expiration of the forty-five (45) days sell all, but not less than all, of the Offered Property to a third party at a price and on terms which are not more favorable to the buyer than those set out in the Landlord's notice to Tenant; provided that if a proposed sale within the 180 days is more favorable to the proposed buyer than the price and terms set out in Landlord's notice, Tenant shall first offer the property it is proposing to sell to the third party, to Landlord on the same price and at the same terms as offered to the third party, and Landlord shall have fifteen (15) days after receipt of the written offer from Tenant to accept or reject the offer; and provided further that if no sale of the Offered Property or any part thereof is completed within the 180 days, Tenant shall not sell the Tenant's New Facility or the Tenant's leasehold interest in the Leased Premises, or any part thereof, without first complying with this Paragraph 9 and offering to sell such property to the Landlord.

          9.2 A sale by Tenant to any third party shall be conditioned on such third party agreeing to be bound by and comply with the provisions of Lease, including the provisions regarding the sale of the Tenant's New Facility or leasehold interest, and the Landlord's right of approval to any assignee or sub-tenant, as applicable.

     10. Rights at Lease Termination

          10.1 At the end of the initial term or at the end of any renewal term, if Tenant has not exercised the option of further renewal or if there are no other options for renewal, Tenant shall have the right to remove the Tenant's New Facility, repair the Leased Premises, including the Facility, and restore the Facility and the Leased premises to essentially the condition they were in prior to the addition of the Tenant's New Facility, damage caused by the Landlord or resulting from condemnation, and normal wear and tear excepted, all at Tenant's expense; provided, however, Tenant shall have no duty to repair, restore or replace damage caused by an insured casualty when Landlord has received the insurance proceeds and when Tenant has no further obligation under other provisions of the Lease for responsibility for repair and maintenance which is not offset by the insurance proceeds, and Landlord's remedy shall be limited to the insurance proceeds; provided further, however, that if the responsibility to repair or restore any damage caused by casualty is the responsibility of the Tenant under the Lease


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
     and the insurance proceeds are insufficient to restore the Facility or the Leased Premises, Tenant shall be responsible for the cost for repair and restoration in excess of the insurance proceeds. Alternatively, Tenant may leave the Leased Premises intact and not remove the Tenant's New Facility, in which case all right, title and interest in and to the Tenant's New Facility shall transfer automatically to and without payment of consideration by, the Landlord, in which case the Landlord shall then be the owner of the Tenant's New Facility, free from any interest of the Tenant.

          10.2 If the Tenant elects to remove the Tenant's New Facility, such removal shall occur pursuant to plans and specifications approved in advance, in writing, by Landlord, and Landlord agrees not to unreasonably withhold its approval. Tenant shall proceed promptly, with reasonable diligence, to complete the removal and restoration, provided that the removal shall be complete and the Leased Premises repaired and restored within one hundred twenty (120) days after the end of the Lease term, unless a longer period is reasonably required because of weather conditions or other acts of God. If Tenant fails to commence or pursue the removal and restoration in a reasonable manner, Landlord may, upon providing Tenant fifteen (15) days written notice of its intent to do so, undertake the removal and restoration itself, at the expense of the Tenant, and Tenant agrees to reimburse Landlord for all Landlord's reasonable costs and expenses, direct and indirect, for the removal and restoration, promptly upon Landlord billing Tenant for them.

          10.3 If Landlord terminates the Lease because of Tenant's default, then, notwithstanding the termination, the Landlord shall have the option to purchase the Tenant's New Facility at the fair market value, without considering the value of any prior interest of Tenant in the Leased Premises, as the Lease shall have been terminated. If the Landlord and Tenant have not agreed upon the fair market value of the Leased Premises within thirty (30) days after Landlord has given Tenant written notice of its election to purchase the Tenant's New Facility, then the Tenant shall have the rights and responsibilities set out below. If the Parties agree on the fair market value the closing of the purchase shall occur within thirty
     (30) days after the agreement. The purchase price shall be paid in full at closing.

          10.4 If Landlord does not exercise its option to purchase, or if the Parties do not agree on the fair market value as provided above, then, notwithstanding the termination of the Lease, Tenant shall have an additional sixty (60) days after the expiration of the period during which Landlord has the right to exercise its option to find a new tenant for the Tenant's New Facility, and the Leased Premises, which new tenant and the use to which the new tenant intends to put the Leased Premises must be acceptable to the Landlord. In the event the Tenant has located a new tenant for a use which is acceptable to the Landlord within the time period set forth above, Tenant may sell the Tenant's New Facility to the new tenant on such terms and conditions as the parties agree. Tenant understands that since the Lease shall have terminated, the Landlord's right to determine whether a proposed new tenant, and/or the use to which


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     the proposed tenant intends to put the Leased Premises are acceptable to the Landlord under circumstances which exist at the time is not subject to the provisions of the Lease, and that the Landlord may withhold consent to an approval of a proposed new tenant for reasons which the Landlord determines at the time, are reasonable, and which are based on the sole and exclusive judgment of the Landlord.

          10.5 If the Tenant has not sold the Tenant's New Facility to the Landlord or to an acceptable new tenant within ninety (90) after the Lease has been terminated, the Tenant shall have the right to remove the Tenant's New Facility, as set forth in Paragraph 10.2 above, or to leave the Tenant's New Facility and convey all of the Tenant's right, title and interest in the Tenant's New Facility to the Landlord.

          10.6 In the event of conveyance of the Tenant's New Facility to the Landlord, Tenant shall execute appropriate conveyance documents to transfer title of the Tenant's New Facility to Landlord, including Special Warranty Deed, Warranty Bill of Sale, and the like, free of encumbrances, defects and claims of any party other than Landlord, and other than those commonly excepted on the printed form portion of an ALTA owner's form of title insurance policy and those existing at the date of this Addendum.

          10.7 At the time of closing of Tenant's conveyance of Tenant's New Facility to Landlord, except for any condition or damage caused by Landlord or resulting from condemnation, or as a result of a casualty for which the Landlord has received insurance proceeds sufficient to restore or repair the Tenant's New Facility to the condition it was in prior to the damage, the Tenant's New Facility shall be free from toxic or environmental waste or hazards for which Tenant has responsibility under Paragraph 23 of the Lease, shall be free from internal defects not known by or disclosed to the Landlord and which are not obvious by casual inspection (and have therefore been considered in valuing the Tenant's New Facility), shall not be in disrepair and shall be clean.

          10.8 The Tenant shall be responsible for any transfer taxes associated with the sale, and shall pay the costs of any Title Insurance. The Parties shall divide equally the document preparation fee and the closing fee. The Landlord shall be responsible for and pay costs of recording of the documents.

     11. Alterations, Improvements and Encumbrances.

          11.1 Landlord acknowledges that the Tenant may need to make alterations to portions of the Leased Premises. Tenant shall make no changes, improvements or alterations to the Leased Premises without the Landlord's prior written consent, as set out in the Lease. Notwithstanding the foregoing, Tenant may make non-structural changes to the Tenant's New Facility without the Landlord's prior written approval, provided that such changes are consistent with this Lease, including the Protective Covenants.


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
          11.2 Landlord agrees not to unreasonably deny approval for changes, improvements or alterations; provided design plans are submitted to Landlord for prior review and approval. Approval for structural changes, including structural changes to the Tenant's New Facility, must be approved in advance by Landlord's engineer. Tenant shall bear Landlord's reasonable costs of investigation of requested structural changes, including engineer's and other expert's fees.

          11.3 All such approved changes shall be at the Tenant's sole cost and expense; and Tenant shall use a licensed and bonded contractor or contractors to do the work for such changes. In the performance of such work, Tenant agrees to comply with all laws and ordinances and to hold Landlord harmless from any damage, loss or expense caused by work performed by or on behalf of Tenant.

          11.4 Except as provided in this Addendum, Tenant shall keep the Leased Premises free from any liens. Tenant shall indemnify and hold Landlord harmless and defend it from any liens or encumbrances, damage, loss or expense arising out of any work performed or materials furnished by or at the direction of Tenant, to the Leased Premises. Tenant shall be entitled to encumber its leasehold interest in the Leased Property, and the Facilities, provided that any such encumbrance is limited to the value of the purchase price as set out in Section 9, and is subject to the rights and duties of the Landlord hereunder, including, without limitation, Landlord's right to purchase set out in this Lease. Tenant has no interest in and therefore no right to encumber the Leased Premises or the Tenant's New Facility for an amount in excess of the purchase price set out in
     Section 9 of this Addendum. Any lien or encumbrance of the Tenant's New Facility or Tenant's leasehold interest, voluntary or involuntary, shall be subject and subordinate to the provisions of this Lease, and shall be terminated and released of record by the holder of such lien or encumbrance upon termination of the Lease or upon the purchase price determined as set out in Section 9 of this Addendum, being paid to the agent closing the sale from Tenant to Landlord, regardless of whether or not the purchase price pays the lien or encumbrance in full.

     12. Other Agreements. Paragraph 10 of the Lease is hereby amended to read as follows:

          Tenant is owned by Pacific Aerospace and Engineering, Inc., a Washington corporation which is the parent company of the Tenant and Cashmere Manufacturing, Inc. Pacific Aerospace and Engineering, Inc., Pacific Coast Technologies, Inc., and Cashmere Manufacturing, Inc., are referred to as the "PA&E Companies." All PA&E Companies have agreements with Landlord by way of other leases or guarantees of other leases, as well as a guarantee of the Lease. It is anticipated the PA&E Companies may have additional agreements in the future with Landlord. The default and remedy provisions of other leases or agreements which have been or may in the future be entered into between Landlord and any of the PA&E Companies are incorporated herein by this reference. A default in any one of the leases or agreements between the Landlord and any of the PA&E Companies shall be deemed a default in any and all of the other leases or agreements between them at Landlord's election, and such default shall entitle Landlord to exercise the remedies set out in favor of the Landlord in any and all of such agreements or leases.

     13. Damage or Destruction. If the Tenant's New Facility is damaged or destroyed Tenant shall promptly repair and restore the Tenant's New Facility to substantially the condition it was in prior to the destruction, or to such other condition as may be approved by Landlord in advance in writing, consistent with plans and specifications approved by Landlord which approval Landlord will not unreasonably withhold. Alternatively, Tenant may remove the Tenant's New Facility, repair the Leased Premises, including the Facility, and restore the Facility and the Leased Premises to essentially the condition they were in prior to the addition of the Tenant's New Facility, damage from condemnation or caused by Landlord, and normal wear and tear excepted, all at Tenant's expense; provided, however, that to the extent Landlord has received insurance proceeds as a result of damage to Landlord's Facility or the Leased Premises other than Tenant's New Facility, Landlord shall utilize the insurance proceeds for the repair of the Facility and Tenant shall be relieved from the financial responsibility for such repair to the extent of the insurance proceeds received by Landlord.

     14. Casualty and Condemnation. In the event of any fire or other casualty or condemnation, Tenant shall be entitled to the portion of the insurance proceeds or condemnation award related to the value of the Tenant's New Facilities and to the loss of the value of its leasehold interest, if any. Landlord shall be entitled to recover for the value of the Facilities and the real property. In the event of such casualty or condemnation, Tenant shall have no obligation to rebuild the New Facilities.

     15. Reasonableness. Any consent or approval required to be given by any party hereto shall not be unreasonably withhold, delayed or conditioned.

     16. Execution in Counterparts. This Addendum may be executed in two ore more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same contract.

     17. No Partnership, Co-Venture, Agency, Employment. This Lease shall not create any partnership, joint venture, or other joint undertaking between the parties hereto, and neither party shall be liable for the debts or have the authority to make any representations, enter into any agreements or admit, compromise, modify or waive any obligations on behalf of the other.

     18. Brokers. Each party hereto warrants that it has had no dealings with any broker or agent in connection with the negotiation of this Addendum and it knows of no broker or agent who is entitled to a commission in connection with this Addendum.

     19. Waivers. The failure of Tenant at any time to require performance of any provision of this Lease shall not limit Tenant's right to enforce said provision. The waiver of any breach of any provision in this Lease shall not constitute a waiver of any succeeding breach thereof or the breach of any other provision.

Dated effective June 14, 1997


PORT OF CHELAN COUNTY                   PACIFIC COAST TECHNOLOGIES, INC.

By: /s/   Mark Urdahl                   By: /s/ Donald A. Wright
    --------------------------------        ------------------------------------
Name: Mark Urdah                        Name: Donald A. Wright
      ------------------------------          ----------------------------------
Its:  Director                          Its:  Executive Vice President
      ------------------------------          ----------------------------------



STATE OF WASHINGTON           )
                              )ss.
County of Chelan              )

     On this 14th day of June, 1997, before me personally appeared Donald A. Wright, to me known to be the Executive Vice President of the corporation described herein and that he executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal the day and year first above written.


                                       /s/ STEPHANIE D. SCHILLER
                                       -----------------------------------------
                                       NOTARY PUBLIC, State of Washington
                                       Residing at: Seattle, Washington
                                                    ----------------------------
                                       My appointment expires 1-10-01
                                                              ------------------

STATE OF WASHINGTON           )
                              )ss.
County of Chelan              )

     On this 19th day of June, 1997, before me personally appeared Mark Urdahl, to me known to be the Director of the Port of Chelan County, a municipal corporation, and that he executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal the day and year first above written.


                                       /s/ DARLENE LUFT (Darlene Luft)
                                       -----------------------------------------
                                       NOTARY PUBLIC, State of Washington
                                       Residing at: Wenatchee, WA
                                                    ----------------------------
                                       My appointment expires 12-7-98
                                                              ------------------


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